Exhibit 99.1

NEWS RELEASE

Golden Queen Announces Initial Drill Results from the

2018 Main Pit 2 Infill Drilling Program

VANCOUVER, BRITISH COLUMBIA – April 3, 2018 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce drill results for the first five holes at its 50%-owned Soledad Mountain gold-silver mine located south of Mojave, California.

The drill results are part of the Company’s 2018 Main Pit 2 Infill Drilling program. The holes GQ-824 through GQ-828 drilled to date have been successful in intersecting and geologically verifying existing shallow mineralized zones in and around the currently mined East Pit, and has also been successful in exploring for and intersecting deeper mineralized zones. In some cases, some new mineralized zones have been identified.

Each hole listed in the table below has intersected strong alteration envelopes and locally significant gold/silver mineralization associated with the Patience and Queen Esther zones, and has encountered the deeper Silver Queen target along with other mineralized zones.

Several key features have been initially observed in the drill cuttings of these five holes:

•	There appears to be an interplay of the relatively high-grade Slusher vein with the lower-grade Patience zone. Some holes show distinct Slusher vein and Patience zones; while in other holes, these two zones appear to perhaps merge in a large swath of strong alteration;

•	Several unnamed or unknown mineralized zones have been intersected to date, usually situated between the Patience and Queen Esther zones. Previous interpretations suggest that these zones may be subparallel to the Queen Esther structure, may be relatively flat-lying, and locally carry significant gold and silver grades (see accompanying table). Further work and interpretation must be completed to determine whether gold/silver grades encountered so far in these structures show good continuity from section to section. It is worthy to note that the current drilling program was designed to explore new areas around the Queen Esther and Silver Queen veins for potential ore zones that could expand the current pit design;

•	The Silver Queen deep target appears, at least initially, to be locally composed of two fault splays. These two splays can locally merge (as in the case of the Silver Queen vein observed near surface), but underneath the East Pit these two Silver Queen splays appear to have a shallower dip than previously interpreted and they range, on average, from about 100’-120’ apart. The grades from these two Silver Queen splays intersected underneath the central and western portions of the East Pit have been rather low and erratic, but the assays received and the structural integrity of the splays has been much stronger from underneath the east end of the East Pit (hole GQ-828). These structures appear to get stronger to the east and southeast; and

•	Hole GQ-828 is also the hole that was planned to be the farthest east from the Main Pit 2 Infill Drilling Program. Other than the Patience and Karma zones, no major structures have been previously interpreted and projected onto the cross section that contains this hole. Significant zones of strong alteration and locally significant gold/silver mineralization below the Patience and Karma zones were encountered in this hole and this suggests that deeper mineralization does extend to the southeast from the East Pit. Future drilling should step out from this area in an east/southeast direction and continue to test for additional mineralization.

In general, the true thickness of the various mineralized zones is estimated at 75-95% of the mineralized interval in the drill hole. The table below highlights the assay results and initial observations to date:

Hole #	Hole depth (feet)	Drilled interval (feet)	Length of drilled interval in hole (feet)	Estimated true thickness of drilled interval (feet)	Au (opt)	Ag (opt)	Structure
GQ-824	1085	110 - 125	15	13.4	0.041	0.37	Slusher
		175 – 215	40	36.2	0.004	0.25	Patience
		365 – 380	15	14.6	0.028	0.07	Unnamed
		410 – 430	20	19.3	0.036	0.12	Unnamed
		585 – 595	10	9.4	0.014	0.41	Queen Esther
		705 – 710	5	4.6	0.056	0.03	Silver Queen
		835 – 840	5	4.4	0.016	0.43	Silver Queen
GQ-825	1210	70 – 90	20	18.8	0.024	0.70	Slusher
		130 – 160	30	28.3	0.014	0.27	Patience
		240 – 260	20	19.2	0.011	0.06	Unnamed
		295 – 300	5	4.8	0.015	0.02	Unnamed
		365 – 370	5	4.7	0.026	0.02	Unnamed
		480 – 495	15	14.0	0.022	0.21	Queen Esther
		530 – 535	5	4.7	0.017	1.68	Queen Esther
		805 – 820	15	13.6	0.002	0.12	Silver Queen
		915 – 945	30	27.9	0.002	0.17	Silver Queen
GQ-826	1050	40 – 45	5	4.5	0.077	0.42	Slusher
		80 – 95	15	13.5	0.050	0.60	Patience
		245 – 250	5	4.9	0.010	0.04	Unnamed
		290 – 295	5	4.9	0.010	0.03	Unnamed
		410 – 420	10	9.6	0.082	0.15	Unnamed
		520 – 535	15	14.2	0.025	0.57	Queen Esther
		750 – 755	5	4.6	0.002	0.13	Silver Queen
		840 – 845	5	4.5	0.004	0.21	Silver Queen
GQ-827	1045	15 – 20	5	3.6	0.026	0.50	Slusher
		170 – 185	15	13.9	0.083	0.53	Patience
		205 – 210	5	4.7	0.021	0.13	Patience
		450 – 460	10	8.9	0.047	0.34	Queen Esther
		735 – 740	5	4.1	0.010	0.22	Silver Queen
		860 – 875	15	11.7	0.002	0.10	Silver Queen
GQ-828	1100	15 - 25	10	7.1	0.013	0.19	Karma
		50 – 55	5	3.7	0.010	0.13	Karma
		70 – 75	5	3.7	0.026	0.53	Karma
		215 – 235	20	18.5	0.045	0.33	Patience
		315 – 320	5	4.8	0.012	0.04	Unnamed
		385 – 395	10	9.5	0.019	0.09	Queen Esther
		415 - 420	5	4.7	0.017	0.06	Queen Esther
		685 – 695	10	9.1	0.025	0.60	Silver Queen
		800 – 805	5	4.4	0.029	0.98	Silver Queen

The following figure illustrates the geographic parameters of the drill program to date:

*Drawing illustrates the farthest extents of both the current modeled resources/reserves and the structures of interest to the drilling program. The Slusher vein is a small, but slightly higher-grade vein that has been noted from historic maps and from exposures in the East Pit wall. This vein is located slightly east of the Patience zone and appears to merge with the Patience zone between drill holes GQ-827 and GQ-828. The Slusher vein was not included in the 2015 Technical Report.

Additional interpretive work must be completed before these initial geologic observations are proven true. Additional assays, when received, should assist with testing the grade continuity of all these structures from section to section.

Quality Assurance and Quality Control Procedures

The Main Pit 2 Infill Drilling Program is being accomplished with Reverse Circulation (“RC”) drilling methods using an established contractor, Boart Longyear of Elko, Nevada. Each drill hole has been sampled on five-foot intervals throughout the entire length of the hole, and every interval drilled has been submitted to the independent lab for analysis. On average, approximately eight to ten kg of RC drill cuttings were sent to the lab for each five-foot drill interval. All sampling was conducted under the supervision of the Company’s Qualified Person and/or project geologists, and the chain of custody from the project to the independent lab was continuously monitored. The Company submits approximately 10 to 15% of the samples in the form of blanks; standard reference materials and field duplicates for Quality Assurance/Quality Control (‘QA/QC’) purposes. In addition, the independent lab also completes their own set of QA/QC checks on the Company’s submitted samples. The analytical results of all QA/QC samples have been reviewed prior to the release of this data. All analytical results have also been reviewed for their geological context and checked against the drill logs.

The independent laboratory used for this project was Bureau Veritas Mineral Laboratories (‘BV’) of Sparks, Nevada, an ISO 9001:2000 certified laboratory. Drill samples were picked up at Soledad Mountain by a BV employee and taken to the BV laboratory, where the samples were crushed, pulverized, digested and analyzed. All samples were analyzed for gold and silver. Gold analyses were completed using fire assay fusion and an atomic absorption spectroscopy (‘AAS’) finish on a 30-gram split (FA430-Au method). Silver analyses were completed using aqua regia digestion and an atomic absorption spectroscopy finish (AQ400-Ag method).

Drill hole deviation was measured by north-seeking, gyroscopic down hole surveying tools completed on all holes by Minex of Elko, Nevada. Final collar locations were surveyed by differential GPS by on-staff mine surveyors.

Technical Information

The scientific and technical content of this news release was reviewed, verified and approved by George F. Klemmick, BSc. Geology and CPG-10937, independent consulting geologist, and a qualified person as defined by National Instrument 43-101.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to the potential that the results of the ongoing infill drilling program, once completed, will support expansion of the mine plan area as well as plans and intentions with respect to activities on the Project. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding results of future drilling supporting theoretical interpretation based on limited drill data, the uncertainties inherent in the interpretation of the results of exploration drilling in general, and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.